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Exhibit 5.1

1(858) 458-3031
teriobrien@paulhastings.com

October 24, 2011

Kratos Defense & Security Solutions, Inc.
4820 Eastgate Mall
San Diego, CA 92121

  Re:
  Kratos Defense & Security Solutions, Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

        We have acted as counsel to Kratos Defense & Security Solutions, Inc., a Delaware corporation (the "Company"), in connection with the filing of the Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") by the Company under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the exchange of the Company's 10% Senior Secured Notes due 2017, which have been registered under the Securities Act (the "Exchange Notes"), for a like principal amount of its issued and outstanding 10% Senior Secured Notes due 2017, which have not been registered under the Securities Act (the "Original Notes"), upon the terms and subject to the conditions set forth in Registration Statement and the related Letter of Transmittal (which, together with the Registration Statement, constitute the "Exchange Offer"). This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

        The Exchange Notes will be and the Original Notes are governed by the indenture dated as of May 19, 2010 (as amended or supplemented through the date hereof, the "Indenture"), among the Company, the guarantors party thereto and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee and collateral agent. The Exchange Offer constitutes an offer to exchange up to $115,000,000 aggregate principal amount of the Exchange Notes for up to an equal aggregate principal amount of the Original Notes.

        As such counsel and for purposes of our opinion set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments of the Company as we have deemed necessary or appropriate as a basis for the opinion set forth herein, including, without limitation:

            (i)  the Registration Statement;

           (ii)  the Indenture;

          (iii)  the Exchange Notes;

          (iv)  the Amended and Restated Certificate of Incorporation, as amended, of the Company and the Second Amended and Restated Bylaws of the Company as presently in effect as certified by the Secretary of the Company as of the date hereof (collectively, the "Company Charter Documents");

           (v)  a certificate of the Secretary of State of the State of Delaware as to the incorporation and good standing of the Company as of October 21, 2011; and

          (vi)  resolutions adopted by the board of directors of the Company, certified by the Secretary of the Company, relating to the execution and delivery of, and the performance by the Company of its obligations under, the Transaction Documents (as defined herein).

Paul Hastings LLP -- 4747 Executive Drive -- Twelfth Floor -- San Diego, CA 92121
t: +1.858.458.3000 -- www.paulhastings.com

        In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

        The Exchange Notes and the Indenture are referred to herein, individually, as a "Transaction Document" and, collectively, as the "Transaction Documents."

        In such examination and in rendering the opinion expressed below, we have assumed: (i) the due authorization, execution and delivery of all agreements, instruments and other documents by all the parties thereto (other than the due authorization, execution and delivery of the Transaction Documents by the Company); (ii) the genuineness of all signatures on all documents submitted to us; (iii) the authenticity and completeness of all documents, corporate records, certificates and other instruments submitted to us; (iv) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the original documents, records, certificates and other instruments, and that all such original documents were authentic and complete; (v) the legal capacity of all individuals executing documents; (vi) that the Transaction Documents executed in connection with the transactions contemplated thereby are the valid and binding obligations of each of the parties thereto (other than the Company), enforceable against such parties (other than the Company) in accordance with their respective terms and that no Transaction Document has been amended or terminated orally or in writing except as has been disclosed to us; and (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion are true and correct. As to all questions of fact material to this opinion and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company.

        Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the following opinion:

        When the Exchange Notes have been duly authenticated by Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), in its capacity as Trustee, and duly executed and delivered on behalf of the Company as contemplated by the Registration Statement, the Exchange Notes will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

        Our opinion set forth above is subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and transfer, moratorium or other laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity) including, without limitation, standards of materiality, good faith and reasonableness in the interpretation and enforcement of contracts, and the application of such principles to limit the availability of equitable remedies such as specific performance.

        We are members of the Bar of the State of New York, and accordingly, do not purport to be experts on or to be qualified to express any opinion herein concerning the laws of any jurisdiction other than laws of the State of New York and the Delaware General Corporation Law (including all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws).

        This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter.

        We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our Firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities

Act, or the rules and regulations of the Commission thereunder. This opinion is rendered to you as of the date hereof, and we assume no obligation to advise you or any other person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or a legal conclusion or other matters in this letter.

Very truly yours,
/s/ Paul Hastings LLP

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  Exhibit 5.1